Exhibit 99.4


                         INTERNATIONAL HOME FOODS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            Three Months Ended                Six Months Ended
                                                                June 30,                         June 30,
                                                         2000             1999              2000            1999
                                                     ------------     ------------      ------------     ------------
                                                               (unaudited)                       (unaudited)

Net sales                                            $    530,645     $    512,574      $  1,092,019     $  1,026,760
Cost of sales                                             270,478          272,115           563,611          552,477
                                                     ------------     ------------      ------------     ------------
       Gross profit                                       260,167          240,459           528,408          474,283

Marketing expenses                                        120,029          111,508           248,627          221,247
Selling, general, and administrative expenses              68,860           61,995           140,401          122,954
                                                     ------------     ------------      ------------     ------------
       Income from operations                              71,278           66,956           139,380          130,082
                                                     ------------     ------------      ------------     ------------

Interest expense                                           24,266           24,609            49,340           50,360
Other (income) expense, net                                   315             (423)              559             (598)
Gain on sale of business                                       --               --                --          (15,779)
                                                     ------------     ------------      ------------     ------------
       Income before provision for income taxes            46,697           42,770            89,481           96,099
Provision for income taxes                                 17,745           16,681            34,003           37,479
                                                     ------------     ------------      ------------     ------------
       Net income                                    $     28,952     $     26,089      $     55,478     $     58,620
                                                     ============     ============      ============     ============

Basic earnings per share:
       Net income                                    $       0.39     $       0.36      $       0.75     $       0.80
                                                     ------------     ------------      ------------     ------------
       Shares used in computing basic earnings
         per share                                     74,081,914       73,427,938        74,000,144       73,365,602
                                                     ------------     ------------      ------------     ------------

Diluted earnings per share:
       Net income                                    $       0.38     $       0.34      $       0.73     $       0.77
                                                     ------------     ------------      ------------     ------------
       Shares used in computing diluted earnings
         per share                                     76,170,434       75,781,554        76,099,571       75,792,114
                                                     ------------     ------------      ------------     ------------

See accompanying notes to consolidated financial statements.

                         INTERNATIONAL HOME FOODS, INC.
                           CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                June 30,       December 31,
ASSETS                                                            2000            1999
                                                              -----------      -----------
Current Assets:
      Cash and cash equivalents                               $    15,394      $    14,310
      Accounts receivable, net of allowances                      173,803          180,671
      Inventories                                                 275,319          282,911
      Prepaid expenses and other current assets                    34,983           34,345
      Deferred income taxes                                        17,154           16,113
                                                              -----------      -----------
          Total current assets                                    516,653          528,350

Property, plant and equipment, net                                315,988          306,042
Intangible assets, net                                            430,996          432,732
Deferred income taxes                                             245,673          262,563
Other assets                                                       18,052           19,686
                                                              -----------      -----------
          Total assets                                        $ 1,527,362      $ 1,549,373
                                                              ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Current portion of long-term debt                       $    83,249      $    73,084
      Revolving credit facility                                    85,176           78,536
      Accounts payable                                             51,970           69,669
      Book overdrafts                                              18,659           22,457
      Accrued compensation and benefits                            23,235           22,288
      Accrued advertising and promotion                            38,938           39,550
      Accrued interest                                              7,113           10,278
      Other accrued liabilities                                    27,612           38,967
                                                              -----------      -----------
          Total current liabilities                               335,952          354,829

Long-term debt                                                    962,671        1,024,378
Post-retirement benefits obligation                                28,610           27,216
Other non-current liabilities                                         176              898
                                                              -----------      -----------
          Total liabilities                                     1,327,409        1,407,321
                                                              -----------      -----------

Commitments and contingencies

STOCKHOLDERS' EQUITY

Preferred stock - par value $0.01 per share; authorized,
      100,000,000 shares; no shares issued or outstanding     $        --      $        --
Common stock - par value $0.01 per share; authorized,
      300,000,000 shares; issued 78,624,484 and
      78,218,034 shares                                               786              782
Additional paid-in capital                                         66,396           62,475
Treasury stock, at cost 4,400,000 shares                          (57,200)         (57,200)
Retained earnings                                                 193,405          137,927
Accumulated other comprehensive loss                               (3,434)          (1,932)
                                                              -----------      -----------
          Total stockholders' equity                              199,953          142,052
                                                              -----------      -----------
          Total liabilities and stockholders' equity          $ 1,527,362      $ 1,549,373
                                                              ===========      ===========


See accompanying notes to consolidated financial statements.

                         INTERNATIONAL HOME FOODS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                Six Months Ended
                                                                                    June 30,
                                                                               2000           1999
                                                                            ---------      ---------
OPERATING ACTIVITIES:
Net income                                                                  $  55,478      $  58,620

Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                              20,857         21,099
    Deferred income taxes                                                      15,849         21,705
    Stock option compensation                                                      --             85
    Gain on sale of business                                                       --        (15,779)
Changes in assets and liabilities, net of acquisitions and divestiture:
    Decrease (increase) in accounts receivable                                  6,868        (19,267)
    Decrease (increase) in inventories                                          7,431        (11,664)
    Increase in other current assets                                             (638)       (14,357)
    (Decrease) increase in accounts payable                                   (17,699)        13,809
    Decrease in accrued liabilities                                           (14,185)        (4,464)
    Increase in non-current assets                                             (1,937)        (1,527)
    Increase in non-current liabilities                                           672          2,134
                                                                            ---------      ---------
        Net cash provided by operating activities                              72,696         50,394
                                                                            ---------      ---------

INVESTING ACTIVITIES:
    Purchases of plant and equipment, net                                     (23,086)       (23,354)
    Payments for acquired businesses, net of cash
      acquired                                                                 (4,067)       (38,103)
    Proceeds from sale of business                                                 --         30,000
                                                                            ---------      ---------
        Net cash used in investing activities                                 (27,153)       (31,457)
                                                                            ---------      ---------

FINANCING ACTIVITIES:
    Increase (decrease) in book overdrafts                                     (3,798)         7,922
    Repayment of long-term debt                                               (51,542)       (40,889)
    Borrowings from revolving credit facility                                 133,100         45,024
    Repayment of borrowings from revolving credit facility                   (125,505)       (31,322)
    Proceeds from exercise of stock options                                     3,925          2,078
                                                                            ---------      ---------
        Net cash used in financing activities                                 (43,820)       (17,187)
                                                                            ---------      ---------

Effect of changes in the exchange rate on cash                                   (639)         1,062
                                                                            ---------      ---------

Increase in cash and cash equivalents                                           1,084          2,812

Cash and cash equivalents at beginning of period                               14,310         17,201
                                                                            ---------      ---------

Cash and cash equivalents at end of period                                  $  15,394      $  20,013
                                                                            =========      =========

Cash paid during the period for:
    Interest                                                                $  50,861      $  56,459
    Income taxes                                                            $  18,377      $  16,880


See accompanying notes to consolidated financial statements.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

1.    ACCOUNTING POLICIES

      Interim Financial Statements

      In the opinion of International Home Foods, Inc. ("the Company"), the accompanying consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's financial position as of June 30, 2000 and the results of operations for the three and six months ended June 30, 2000 and 1999 and cash flows for the six months ended June 30, 2000 and 1999. The results of operations for the three and six month periods are not necessarily indicative of the results to be expected for the full year. The December 31, 1999 consolidated balance sheet was derived from the Company's audited financial statements but does not include all disclosures required by generally accepted accounting principles. The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1999 Annual Report on Form 10-K. Use of Estimates

      The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and necessarily include amounts based on judgments and estimates made by management. Actual results could differ from these estimates. Estimates are used when accounting for potential bad debts, inventory obsolescence and spoilage, trade and promotion allowances, coupon redemptions, depreciation and amortization, stock option compensation, deferred income taxes and tax valuation allowances, pension and post-retirement benefits, restructuring charges and contingencies, among other items.

      Reclassifications

      Certain 1999 amounts have been reclassified to conform with the 2000 presentation.

2.    INVENTORIES

      Inventories consist of:

                                                       June 30,      December 31,
                                                        2000             1999
                                                    ------------     ------------
             Raw materials                          $     67,259     $     65,483
             Work in progress                             10,253            8,841
             Finished goods                              197,807          208,587
                                                    ------------     ------------
                  Total                             $    275,319     $    282,911
                                                    ============     ============

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

3.    COMPREHENSIVE INCOME

      Comprehensive income is as follows:

                                                 Three Months Ended Six Months Ended
                                                  June 30,                  June 30,
                                            2000          1999          2000          1999
                                          --------      --------      --------      --------
                                                (unaudited)                 (unaudited)

       Net income                         $ 28,952      $ 26,089      $ 55,478      $ 58,620

       Foreign currency translation
          Amount before taxes             $ (3,275)     $    565      $ (1,809)     $    476
          Income tax (expense) benefit         926           (63)          307           197
                                          --------      --------      --------      --------
          Other comprehensive income      $ (2,349)     $    502      $ (1,502)     $    673
                                          --------      --------      --------      --------

       Total comprehensive income         $ 26,603      $ 26,591      $ 53,976      $ 59,293
                                          ========      ========      ========      ========

      The following amounts are included in Accumulated other comprehensive loss at June 30, 2000 and December 31, 1999:

                                                   June 30,   December 31,
                                                     2000        1999
                                                   --------   ------------
       Minimum pension liability                   $   (29)     $   (29)
       Foreign currency translation                 (3,405)      (1,903)
                                                   -------      -------
          Accumulated other comprehensive loss     $(3,434)     $(1,932)
                                                   =======      =======

4.    BUSINESS SEGMENT INFORMATION

      The Company manufactures and markets a diversified portfolio of shelf-stable food products including entrees, side dishes, snacks, canned fish, canned meats as well as refrigerated surimi. The Company sells its products primarily in the United States, Canada and Mexico, and is not dependent on any single or major group of customers for its sales. The Company has three reportable business segments - Branded Products, Seafood and Private Label and Foodservice. Branded Products is defined as U.S. grocery sales for the following products: Chef Boyardee(R), Canned Meats (Libby's(R) and Dennison's(R)), Southwest brands (Ro*Tel(R), Luck's(R) and Ranch Style(R)), Specialty and Snack brands (PAM(R), Gulden's(R), Maypo(R), Wheatena(R), Maltex(R), G. Washington's(R), Crunch 'n Munch(R), Jiffy pop(R) and Campfire(R)). Seafood includes all sales for the Bumble Bee(R), Orleans(R), Libby's, Clover Leaf(R), Paramount(R) and Louis
      Kemp(R) brands of seafood products as well as private label and foodservice seafood sales. Private Label and Foodservice includes all private label canned pasta, cooking spray, fruit snacks, ready-to-eat cereals, wholesome snack bars, pie crust and personal care products and the sales to foodservice distributors. The All Other category is comprised of sales to the military, contract sales to Nestle, sales of Polaner(R) products and international sales which includes branded, private label and foodservice sales in Canada, Mexico, Puerto Rico, and other export sales. The Company sold its Polaner fruit spreads and spices business on February 5, 1999 (Note 6).

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

      Business Segment Information, (Continued)

      The Company sells the products in each of its segments primarily to grocery wholesalers and distributors, grocery stores and supermarkets, convenience stores, drug and mass merchants and warehouse clubs. The Company evaluates segment performance based upon segment operating income (earnings before interest expense, net other [income] expense, and income taxes excluding unusual or infrequently occurring items, restructuring charge and stock compensation expense [income]). Certain centrally incurred costs (Corporate), are not allocated to the operating segments.

      The Company allocates certain charges, including depreciation, amortization, agent and broker commissions, storage, packing and shipping charges, and administrative costs for salaries, insurance and employee benefits, to its Branded Products segment, and to its Private Label and Foodservice segment based on a percentage of net sales.

                                                  For the Three Months Ended         For the Six Months Ended
                                                           June 30,                         June 30,
                                                   2000              1999             2000             1999
                                                 ----------       ----------       ----------       ----------
         Net Sales:
             Branded Products                     $  213,993       $  209,726       $  434,607       $  415,755
             Seafood                                 169,869          153,843          357,296          313,808
             Private Label and Foodservice            75,747           71,034          155,037          149,596
                                                  ----------       ----------       ----------       ----------
              Subtotal - Reportable Segments         459,609          434,603          946,940          879,159
             All Other                                71,036           77,971          145,079          147,601
                                                  ----------       ----------       ----------       ----------
                   Total                          $  530,645       $  512,574       $1,092,019       $1,026,760
                                                  ==========       ==========       ==========       ==========

                                                     2000             1999             2000             1999
                                                  ----------       ----------       ----------       ----------
         Segment Operating Income:
             Branded Products                     $   41,249       $   38,672       $   82,588       $   78,473
             Seafood                                  10,731            9,571           23,764           19,405
             Private Label and Foodservice            14,323            9,822           28,162           20,215
                                                  ----------       ----------       ----------       ----------
              Subtotal - Reportable Segments          66,303           58,065          134,514          118,093
             All Other                                 7,605            8,008           13,127           13,758
                                                  ----------       ----------       ----------       ----------
                   Total                          $   73,908       $   66,073       $  147,641       $  131,851
                                                  ==========       ==========       ==========       ==========


                                                      Three Months Ended                 Six Months Ended
                                                           June 30,                          June 30,
                                                     2000             1999             2000             1999
                                                   --------         --------         --------         --------
       Reconciliation to Consolidated Results

       Segment Operating Income                    $ 73,908         $ 66,073         $147,641         $131,851
       Less:
          Stock compensation expense                     --               59               --               85
          Unallocated (income) expense                2,630             (942)           8,261            1,684
                                                   --------         --------         --------         --------
                  Total consolidated income from
                       operations                  $ 71,278         $ 66,956         $139,380         $130,082
                                                   ========         ========         ========         ========

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

5.   ACQUISITIONS

     On July 19, 1999, the Company, through its subsidiary Bumble Bee Seafoods, Inc., acquired the manufacturing, sales distribution and marketing operations of Louis Kemp from Tyson Foods, Inc. for $68,792, including transaction fees. The Company financed this acquisition with borrowings under its Senior Bank Facilities. Louis Kemp manufactures and sells refrigerated and frozen surimi products. Surimi-based products are made from North Pacific ocean pollack and whiting fish meats. These products are primarily sold under the tradename Louis Kemp and other tradenames such as Captain Jac(R), SeaFest(R) and Pacific Mate(R).

     On January 19, 1999, the Company, through its subsidiary Bumble Bee Seafoods, Inc., acquired the Clover Leaf and Paramount canned seafood brands and business of British Columbia Packers ("Clover Leaf/Paramount brands") from George Weston Ltd. of Canada for a total purchase price of $40,394, including transaction fees. The acquisition was funded with borrowings under the Company's Senior Bank Facilities and cash on hand. The excess of cost over fair value of net assets acquired for the above acquisitions is amortized over 40 years for identifiable intangibles and for goodwill. These acquisitions have been accounted for using the purchase method of accounting, and the operating results of the acquired companies have been included in the consolidated financial statements from the dates of acquisition. The information below includes non-cash investing and financing activities supplemental to the consolidated statements of cash flows. A summary of the excess of cost over fair value of net assets acquired resulting from purchase price allocations for the 1999 acquisitions is as follows:

                                                                 CLOVER LEAF/
                                                  LOUIS           PARAMOUNT
                                                  KEMP              BRANDS
                                              ------------       ------------
     Cost of acquisition, including
       transaction fees                       $     68,792       $     40,394
     Less acquired assets:
       Current assets                               10,094             38,962
       Property, plant and equipment                18,111              1,180
       Other assets                                     --                 --
     Add:  liabilities assumed                       1,016              9,411
                                              ------------       ------------
     Excess of cost over net assets
       acquired, including identifiable
         intangibles                          $     41,603       $      9,663
                                              ============       ============

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

      Acquisitions, (Continued)

      The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions of Clover Leaf/Paramount and Louis Kemp and divestiture of Polaner had occurred as of the beginning of 1999 and reflect proforma adjustments for goodwill, interest expense and tax expense:

                                            For the Six Months Ended
                                                June 30, 1999
                                ---------------------------------------------
                                  IHF(1)       Acquisitions(2)        Total
                                ----------     ---------------     ----------

      Net sales                 $1,021,768       $   63,276        $1,085,044
      Operating income          $  129,792       $      369        $  130,161
      Net income                $   48,706       $   (1,175)       $   47,531

      Earnings per share:
          Basic                 $     0.66       $    (0.01)       $     0.65
          Diluted               $     0.64       $    (0.01)       $     0.63


      (1) Excludes  operations  of and gain on sale of Polaner (See Note 6).
      (2) Amounts include Louis Kemp and Clover Leaf/Paramount brands. The unaudited pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisitions been in effect for the period presented, nor do they purport to be indicative of the results that will be obtained in the future.

6.    SALE OF BUSINESS

      On February 5, 1999 the Company sold its Polaner fruit spreads and spices business to B&G Foods, Inc. for approximately $30.0 million in cash, resulting in a gain of $15.8 million ($9.6 million, net of tax or $0.13 per diluted share).

7.    RELATED PARTY TRANSACTIONS

      Effective November 1, 1996, the Company entered into a 10-year monitoring and oversight agreement with an affiliate of its largest stockholder. The agreement provides for an annual fee of the greater of $1,000 or 0.1% of the budgeted consolidated net sales of the Company for the current year. In addition, effective November 1, 1996, the Company entered into a financial advisory agreement with the affiliate under which the affiliate will be entitled to a fee of 1.5% of the transaction value, as defined, for each add-on transaction, as defined. The Company incurred monitoring and oversight fees of $579 and $487 for the three months ended June 30, 2000 and 1999 and $1,158 and $974 for the six months ended June 30, 2000 and 1999, respectively. In addition, the Company incurred financial advisory fees of $0 for the three and six months ended June 30, 2000. The Company incurred financial advisory fees of $0 and $546 for the three and six months ended June 30, 1999, respectively.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

8.   GUARANTOR FINANCIAL DATA

     The Company's Senior Subordinated Notes are fully and unconditionally guaranteed by each of the Company's subsidiary guarantors on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning each of the subsidiary guarantors because management has determined that such information is not material to the holders of the Senior Subordinated Notes. The financial information for 2000 reflects the corporate re-organization, resulting from the Company's tax restructuring, effective January 1, 2000. Certain intercompany sales transactions between the parent and guarantor subsidiaries have been eliminated. Presented below is consolidating financial information including summarized combined financial information of the subsidiary guarantors:

     JUNE 30, 2000                                                     Non-
      (unaudited)                                 Guaranteeing     Guaranteeing
                                    Parent        Subsidiaries     Subsidiaries     Eliminations      Consolidated
                                 ------------     ------------     ------------     ------------      ------------

     Current assets              $     31,593     $    401,388     $     83,672     $         --      $    516,653

     Non-current assets             1,107,843          693,981           10,329         (801,444)        1,010,709

     Current liabilities              169,222          153,085           13,645               --           335,952

     Non-current liabilities          986,656           45,071           28,727          (68,997)          991,457


     DECEMBER 31, 1999
          (unaudited)

     Current assets              $    132,979     $    304,110     $     91,261     $         --      $    528,350

     Non-current assets             1,091,493          670,803              808         (742,081)        1,021,023

     Current liabilities              200,671          132,201           21,957               --           354,829

     Non-current liabilities        1,041,449            5,195           33,109          (27,261)        1,052,492


     FOR THE THREE MONTHS  ENDED
     JUNE 30, 2000                                                         Non-
      (unaudited)                                     Guaranteeing     Guaranteeing
                                      Parent          Subsidiaries     Subsidiaries     Eliminations      Consolidated
                                    ------------      ------------     ------------     ------------      ------------

     Net sales                      $    249,277      $    477,961     $     52,875     $   (249,468)     $    530,645

     Gross profit                        147,254           249,926           27,004         (164,017)          260,167

     Net income (loss)                     9,620            20,020             (688)              --            28,952

     FOR THE THREE MONTHS ENDED
     JUNE 30, 1999
      (unaudited)

     Net sales                      $    218,861      $    236,982     $     56,731     $         --      $    512,574

     Gross profit                        131,288            90,033           19,138               --           240,459

     Net income (loss)                    (1,879)           25,381            2,587               --            26,089


                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

Guarantor Financial Data, (Continued)



FOR THE SIX MONTHS ENDED
JUNE 30, 2000                                                             Non-
 (unaudited)                                      Guaranteeing         Guaranteeing
                                   Parent         Subsidiaries         Subsidiaries      Eliminations      Consolidated
                                ------------      ------------         ------------      ------------      ------------

Net sales                       $    514,927      $    992,202         $    100,008      $   (515,118)     $  1,092,019

Gross profit                         302,246           518,737               44,306          (336,881)          528,408

Net income                            24,247            31,069                  162                --            55,478

Net cash provided by (used)
  in operating activities             12,816            59,985                 (105)               --            72,696

Net cash provided by (used)
  in investing activities                157           (26,573)                (737)               --           (27,153)

Net cash provided by (used)
  in financing activities             28,326           (67,896)              (4,250)               --           (43,820)


FOR THE SIX MONTHS ENDED
JUNE 30, 1999
 (unaudited)

Net sales                       $    439,532      $    488,236         $     98,992      $         --      $  1,026,760

Gross profit                         260,141           182,249               31,893                --           474,283

Net income (loss)                     12,869            41,754(1)             3,997                --            58,620(1)

Net cash provided by (used)
  in operating activities             44,955            15,623              (10,184)               --            50,394

Net cash provided by (used)
  in investing activities             (2,735)            6,476              (35,198)               --           (31,457)

Net cash provided by (used)
  in financing activities            (47,876)          (15,365)              46,054                --           (17,187)


The 1999 amounts have been restated from amounts previously reported. Amounts are not intended to report results as if the subsidiaries were separate stand-alone entities.

(1) Includes an after-tax gain of $9.6 million ($15.8 million pre-tax) from sale of the Polaner fruit spread and spice business.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9.   IMPACT OF RECENT ACCOUNTING STANDARDS

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition", which provides guidelines in applying generally accepted accounting principles to selected revenue recognition issues. The SAB is effective in the fourth fiscal quarter of fiscal years beginning after December 15, 1999, or as of October 1, 2000 in the Company's case. The Company does not expect this statement to have a material impact on its financial statements.

     In May 2000 and July 2000, the Emerging Issues Task Force ("EITF") issued guidance on how to classify certain revenues and costs in a company's financial statements. EITF No. 00-10 "Accounting for Shipping and Handling Revenues and Costs" requires that companies classify all amounts billed to customers related to shipping and handling cost as revenue. This statement will be effective in the fourth quarter of 2000 and is not expected to have any effect on the financial statements. EITF No. 00-14 "Accounting for Coupons, Rebates and Discounts" requires that manufacturing companies classify these costs as a reduction in net sales rather than as a marketing expense. This statement will also be effective in the fourth quarter of 2000 and is not expected to have a material effect on the financial statements. It will result in a reduction of marketing expense and net sales but will be neutral to overall net income.

     In June 1998, SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", was issued to establish standards for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. This statement requires all derivatives to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS 133. SFAS 133, as amended by SFAS 137, "Deferral of the effective date of SFAS 133", is effective for fiscal years beginning after June 15, 2000. The Company is currently evaluating the effect this statement will have on its financial statements.

10.  EARNINGS PER SHARE

     The table below summarizes the numerator and denominator for the basic and diluted earnings per share calculations (in thousands, except per share amounts).

                                               For the Three Months Ended      For the Six Months Ended
                                                        June 30,                       June 30,
                                                   2000           1999           2000           1999
                                                ----------     ----------     ----------     ----------
     Numerator:

       Net income available to common
          shares                                $   28,952     $   26,089     $   55,478     $   58,620

     Denominator:

       Average number of shares outstanding         74,082         73,428         74,000         73,366
       Effect of dilutive stock options              2,088          2,354          2,100          2,426
                                                ----------     ----------     ----------     ----------
       Total number of shares outstanding           76,170         75,782         76,100         75,792

       Basic earnings per share                 $     0.39     $     0.36     $     0.75     $     0.80

       Diluted earnings per share               $     0.38     $     0.34     $     0.73     $     0.77

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11.   RESTRUCTURING

      In September 1998, in conjunction with management's plan to reduce costs and improve operational efficiencies, the Company recorded a restructuring charge of $118.1 million ($75.3 million after tax). The principal actions in the restructuring plan involved the closure of the Vacaville, California and Clearfield, Utah production facilities and the related impact of the transfer of production to other facilities, mainly Milton, Pennsylvania, and the write-down of goodwill associated with the Campfire crisp rice snack bar brand and the Polaner fruit spreads brand. The Polaner business was subsequently sold (Note 6).

      At June 30, 2000, $2.5 million of restructuring charges remained in other accrued liabilities. This amount is comprised of multi-employer pension plan settlements and certain other employee benefit related costs. Payments totalling $8.6 million have been made to date, including $0.5 million and $0.7 million for the three months and six months ended June 30, 2000, respectively.

12.   FINANCIAL INSTRUMENTS

      The Company currently does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leveraged derivatives. In accordance with the Senior Bank Facilities, the Company is required to enter into interest rate protection agreements to the extent necessary to provide that, when combined with the Company's Senior Subordinated Notes, at least 50% of the Company's aggregate indebtedness, excluding the revolving credit facility, is subject to either fixed interest rates or interest rate protection. At June 30, 2000, more than 50% of the Company's aggregate indebtedness, excluding the revolving credit facility, is subject to such protection.

      Under these agreements the Company agrees to exchange, at specified intervals, the difference between fixed and floating interest amounts based on agreed upon notional principal amounts. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. In accordance with the interest rate agreements, the measurement of 3 month LIBOR and 6 month LIBOR, respectively, occurs on the first day of each calculation period. For interest rate instruments that effectively hedge interest rate exposures, the net cash amounts paid or received on the agreements are accrued as incurred and recognized as an adjustment to interest expense.

      The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements. All counterparties are at least A rated by Moody's and Standard & Poor's. Accordingly, the Company does not anticipate non-performance by the counterparties.

                         INTERNATIONAL HOME FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Financial Instruments, (Continued)

As of June 30, 2000, the Company had the following interest rate instruments in effect for which the fair value of these instruments is based on the current settlement cost (dollar amounts are in millions):

NOTIONAL    FAIR
 AMOUNT     VALUE       PERIOD        3 MONTH LIBOR RATES   6 MONTH LIBOR RATE           COMPANY PAYS         COMPANY RECEIVES
--------    -----    ---------------  -------------------   ------------------        -------------------     ----------------

   $600     $6.4      5/00-5/04            4.75% or less                   N/A                       5.65%       3 month LIBOR
                                        >4.75% to <5.65%                   N/A               3 month LIBOR       3 month LIBOR
                                         5.65% to <7.00%                   N/A                       5.65%       3 month LIBOR
                                        7.00% or greater                   N/A               3 month LIBOR       3 month LIBOR

   $200     $(1.4)    8/98-11/01                     N/A         5.20% or less                      10.23%             10.375%
                                                     N/A      >5.20% to <6.23%          6 month LIBOR + 4%             10.375%
                                                     N/A       6.23% to <6.75%                      10.23%             10.375%
                                                     N/A      6.75% or greater          6 month LIBOR + 4%             10.375%

   $150     $ 0.3    10/98-10/01                  <3.76%                   N/A                       3.76%       3 month LIBOR
                                          3.76% to 5.75%                   N/A               3 month LIBOR       3 month LIBOR
                                                  >5.75%                   N/A                       5.75%       3 month LIBOR

   $225       -      10/99-10/00                     N/A                <5.30%                       5.30%       6 month LIBOR
                                                     N/A        5.30% to 8.00%               6 month LIBOR       6 month LIBOR
                                                     N/A                >8.00%                       8.00%       6 month LIBOR
             ----
             $5.3
             ====


13.   OTHER EVENTS

      On June 23, 2000, ConAgra signed a definitive agreement to acquire International Home Foods, in a transaction valued at approximately $2.9 billion, including the assumption of $1.3 billion in debt. International Home Foods shareholders will receive $22 per share, half of which will be paid in cash and half of which will be paid in ConAgra stock. The stock portion of the consideration will be determined by dividing $11 by an average of ConAgra stock price for a fixed period prior to the closing, but will be no more than .61111 shares nor less than .50 shares for each International Home Foods share. The sale, which is subject to approval by International Home Foods shareholders, regulatory approvals, and other customary closing conditions, is expected to close in the third quarter of calendar 2000. A special meeting of shareholders is scheduled for August 22, 2000 to vote on the proposed merger.

      A Registration Statement on Form S-4 has been filed with the Securities and Exchange Commission in connection with the proposed merger. It contains a proxy statement/ prospectus with information about ConAgra, International Home Foods, the sale, and about persons soliciting proxies in the sale, including officers and directors of International Home Foods, and their interest in the sale. C.Dean Metropoulos, International Home Foods chairman and chief executive officer and certain investment partnerships controlled by Hicks, Muse, Tate & Furst Incorporated, holders of an aggregate of approximately 43% of the International Home Foods shares, have entered into agreements to vote for the merger.